EXHIBIT 77Q1(g)



                              AGREEMENT AND PLAN OF
                                 REORGANIZATION
                                 BY AND BETWEEN
                               FIRSTAR FUNDS, INC.
                                       AND
                              FIRSTAR SELECT FUNDS

                           DATED AS OF AUGUST 15, 2000


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1. CERTAIN DEFINITIONS.........................................................1

2. THE REORGANIZATION..........................................................2

3. CALCULATIONS................................................................3

4. VALUATION OF ASSETS.........................................................4

5. VALUATION TIME..............................................................4

6. EFFECTIVE TIME OF THE REORGANIZATION........................................5

7. TERMINATION OF SELECT.......................................................5

8. CERTAIN REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF SELECT.....5

9. CERTAIN REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF FIRSTAR....8

10.SHAREHOLDER ACTION ON BEHALF OF THE SELECT FUND............................10

11.SHAREHOLDER ACTION ON BEHALF OF FIRSTAR....................................11

12.N-1A POST-EFFECTIVE AMENDMENT AND PROXY SOLICITATION MATERIALS.............11

13.FIRSTAR CONDITIONS.........................................................11

14.SELECT CONDITIONS..........................................................13

15.TAX OPINION................................................................15

16.TAX DOCUMENTS..............................................................16

17.FURTHER ASSURANCES.........................................................16

18.TERMINATION OF REPRESENTATIONS AND WARRANTIES..............................17

19.TERMINATION OF AGREEMENT...................................................17

20.AMENDMENT AND WAIVER.......................................................17

21.GOVERNING LAW..............................................................17

22.SUCCESSORS AND ASSIGNS.....................................................17

23.BENEFICIARIES..............................................................17

24.NOTICES....................................................................18

25.EXPENSES...................................................................18

26.ENTIRE AGREEMENT...........................................................19

27.COUNTERPARTS...............................................................19

28.NO BROKERS OR FINDERS......................................................19

29.VALIDITY...................................................................19

30.EFFECT OF FACSIMILE SIGNATURE..............................................19

31.HEADINGS...................................................................19

32.FIRSTAR LIABILITY..........................................................19

33.SELECT LIABILITY...........................................................19


                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of the 15th day of August, 2000, by Firstar Funds, Inc. ("Firstar"), a Wisconsin corporation, and Firstar Select Funds ("Select"), a business trust established under the laws of the State of Ohio.

                                   BACKGROUND

     WHEREAS, each of the parties hereto is an open-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, Select offers one investment portfolio known as the Firstar Select REIT-Plus Fund (the "Select Fund");

     WHEREAS, Firstar has recently organized, or will soon organize, an investment portfolio known as the Firstar REIT Fund (the "Firstar Fund"):

     WHEREAS, each of the parties hereto desires, upon the terms and subject to the conditions set forth herein, to enter into and perform the reorganization described herein (the "Reorganization"), pursuant to which, among other things, at the time hereinafter set forth, (1) the Select Fund shall transfer substantially all of its Assets (as hereinafter defined), subject to substantially all of its Liabilities (as hereinafter defined), to the Firstar Fund, in exchange for Institutional Shares issued by the Firstar Fund (the shares  issued  to  the  Select  Fund  by  the  Firstar  Fund  in  exchange  for substantially all of the Assets, subject to substantially all of the Liabilities, of the Select Fund in connection with the Reorganization, collectively, "Firstar Fund Shares"), and (2) the Select Fund shall then distribute to its shareholders of record, the Firstar Fund Shares received by or on behalf of the Select Fund;

     WHEREAS, each of the parties intends that the Firstar Fund will have nominal assets and liabilities before the Reorganization and will continue the investment operations of the Select Fund; and

     WHEREAS, the parties intend that in connection with the Reorganization, Select shall be deregistered and terminated as described in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     13. Certain Definitions. As used herein,

     (a) The term "Assets" shall mean all property and assets of every description and of any nature whatsoever including, without limitation, cash, cash equivalents, securities, claims (whether absolute or contingent, known or unknown, accrued or unaccrued), receivables (including dividend and interest receivables), deferred or prepaid expenses, good will and other intangible property, books and records, and all interests, rights, privileges and powers, other than cash in an amount necessary to pay any unpaid dividends and distributions as provided in Section 2(d) hereof.

     (b) The term "Liabilities" shall mean all existing and future liabilities and obligations of any nature, whether accrued, absolute, contingent or otherwise, including, with respect to Select and the Select Fund, any obligation to indemnify Select's current Trustees, acting in their capacities as such, to the fullest extent permitted by law and Select's Amended and Restated Declaration of Trust (the "Declaration of Trust") and By-Laws, in each case, as in effect as of the date of this Agreement.

     14. The Reorganization.

     (a)  At the Effective Time of the Reorganization (as hereinafter  defined),
          (i) the Select Fund shall transfer, assign and convey to the Firstar Fund substantially all of the Assets, subject to substantially all of the Liabilities, of the Select Fund, and (ii) the Firstar Fund shall accept all such Assets and assume all such Liabilities, such that at and after the Effective Time of the Reorganization: (1) substantially all of the Assets of the Select Fund shall become and be Assets of the Firstar Fund, (2) substantially all of the Liabilities of the Select Fund shall become and be liabilities of, and shall attach to, the Firstar Fund, and (3) such Liabilities of the Select Fund may thenceforth be enforced only against the Firstar Fund to the same extent as if such Liabilities had been incurred by the Firstar Fund, subject to any defense and/or set off that Select or the Select Fund was entitled to assert immediately prior to the Effective Time of the Reorganization with respect to any such Liability, and subject to any defense and/or set off that Firstar or the Firstar Fund may from time to time be entitled to assert against the creditor thereof.

     (b) In exchange for the transfer of substantially all of the Assets of the Select Fund to the Firstar Fund as provided in paragraph (a) above, the Firstar Fund shall assume substantially all of the Liabilities of the Select Fund as provided in paragraph (a) above and shall also simultaneously issue, at the Effective Time of the Reorganization, to the Select Fund, the number of full and fractional (to the third decimal place) Firstar Fund Shares of the Firstar Fund, determined and adjusted as provided in Section 3 hereof.

     (c) Immediately upon receipt of the Firstar Fund Shares of the Firstar Fund in accordance with paragraph (b) above, the Select Fund shall distribute, in complete liquidation, pro rata to the shareholders of record of the Select Fund at the Effective Time of the Reorganization (such shareholders of record of the Select Fund as of such time, collectively, the "Recordholders"), the Firstar Fund Shares that have been so received as follows: Recordholders of Class Y Shares of the Select Fund will be credited with full and fractional Institutional Shares of the Firstar Fund with respect to such Class Y Shares and Recordholders of Class B Shares of the Select Fund will be credited with full and fractional Institutional Shares of the Firstar Fund with respect to such Class B Shares.

     (d) At the Effective Time of the Reorganization, each shareholder of record of the Select Fund as of the record date (the "Distribution Record Date") with respect to any unpaid dividends and other distributions that were declared before the Effective Time of the Reorganization shall have the right to receive such unpaid dividends and distributions with respect to the shares of the Select Fund that such person held on the Distribution Record Date.

     (e) Promptly upon receipt of instructions from Select delivered pursuant to this paragraph (e), Firstar shall, in accordance with such instructions, record on its books the ownership, by the Recordholders, of the number of Firstar Fund Shares distributed to such Recordholders.

     (f)  Promptly after the Select Fund has liquidated as provided in paragraph
          (c) above, Select shall cancel on its books all of the shares (including, without limitation, any treasury shares) of the Select Fund, and any such shares issued and outstanding prior to such cancellation shall thereafter represent only the right to receive the Firstar Fund Shares issued to the Select Fund in accordance with paragraph (b) above.

     (g) Upon completion of the tasks required by paragraphs (a) through (f) above with respect to the Select Fund, the transfer books of Select with respect to the Select Fund shall be permanently closed.

     15.  Calculations.

     (a) The number of Firstar Fund Shares issued to the Select Fund pursuant to Section 2(b) hereof will be determined as follows:

          (1) The value (determined as of the Applicable Valuation Time (as hereinafter defined)) of the Select Fund's Assets that are conveyed, less the Liabilities that are assumed, at the Effective Time of the Reorganization (as hereinafter defined) and that are attributable to Class Y Shares of the Select Fund shall be divided by the net asset value of one Institutional Share of the Firstar Fund that is to be delivered with respect thereto; and

          (2) The value (determined as of the Applicable Valuation Time (as hereinafter defined)) of the Select Fund's Assets that are conveyed, less the Liabilities that are assumed, at the Effective Time of the Reorganization (as hereinafter defined) and that are attributable to Class B Shares of the Select Fund shall be divided by the net asset value of one Institutional Share of the Firstar Fund that is to be delivered with respect thereto.

     (b) The net asset value of the Firstar Fund Shares shall be computed at the Valuation Time (as hereinafter defined) in the manner set forth in the Firstar Fund's then current prospectus under the Securities Act of 1933, as amended (the "1933 Act"). The net asset value of shares of each class of the Select Fund shall be computed at the Valuation Time in the manner set forth in the Select Fund's then current prospectus under the 1933 Act.

     16. Valuation of Assets.

     (a) The value of the Assets of the Select Fund shall be the value of such Assets computed as of the time at which the Select Fund's net asset value is calculated at the Valuation Time (as hereinafter defined). The net asset value of the Assets of the Select Fund to be transferred to the Firstar Fund shall be computed by Select and shall be subject to adjustment by the amount, if any, agreed to by Select and the Select Fund and Firstar and the Firstar Fund. In determining the value of the securities transferred by the Select Fund to the Firstar Fund, each security shall be priced in accordance with the pricing policies and procedures of the Select Fund as described in its then current prospectus and statement of additional information. For such purposes, price quotations and the security characteristics relating to establishing such quotations shall be determined by Select, provided that such determination shall be subject to the approval of Firstar. Firstar and Select agree to use all commercially reasonable efforts to resolve, prior to the Valuation Time, any material pricing differences between the prices of portfolio securities determined in accordance with the pricing policies and procedures of the Firstar Fund and those determined in accordance with the pricing policies and procedures of the Select Fund.

     (b) At least fifteen (15) business days prior to the Effective Time of the Reorganization (as hereinafter defined), the Select Fund will provide the Firstar Fund with a schedule of its securities and other Assets and Liabilities of which it is aware, and the Firstar Fund will provide the Select Fund with a copy of the current investment objective and policies of the Firstar Fund. The Select Fund reserves the right to sell any of the securities or other Assets shown on the list of the Select Fund's Assets prior to the Effective Time of the Reorganization but will not, without the prior approval of Firstar, acquire any additional securities other than securities which the Firstar Fund is permitted to purchase in accordance with its stated investment objective and policies. At least ten (10) business days prior to the Effective Time of the Reorganization, the Firstar Fund will advise the Select Fund of any investments of the Select Fund shown on such schedule which the Firstar Fund would not be permitted to hold, pursuant to its stated investment objective and policies or otherwise. In the event that the Select Fund holds any investments that the Firstar Fund would not be permitted to hold under its stated investment objective or policies, the Select Fund, if requested by the Firstar Fund and to the extent permissible and consistent with the Select Fund's own investment objective and policies, will dispose of such securities prior to the Effective Time of the Reorganization.

     17. Valuation Time. The valuation time shall be 4:00 p.m., Eastern Time, on November 24, 2000, or such earlier or later date and time as may be mutually agreed in writing by an authorized officer of each of the parties (the "Valuation Time"). Notwithstanding anything herein to the contrary, in the event that at the Valuation Time, (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of Firstar or Select, accurate appraisal of the value of the net assets of the Firstar Fund or the Select Fund is impracticable, the Valuation Time shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption, reporting shall have been restored and accurate appraisal of the value of the net assets of the Firstar Fund and the Select Fund is practicable in the judgment of Firstar and Select.

     18. Effective Time of the Reorganization. Delivery by the Select Fund of its Assets to the Firstar Fund, delivery by the Firstar Fund of its Firstar Fund Shares to the Select Fund, and liquidation of the Select Fund, in each case, pursuant to Section 2 hereof, shall occur at the opening of business on the next business day following the Valuation Time (or on such other date following the Valuation Time as is agreed to in writing by an authorized officer of each of the parties). The date and time at which the above-described actions are taken shall be the "Effective Time of the Reorganization". To the extent any Assets of the Select Fund are, for any reason, not transferred to the Firstar Fund at the Effective Time of the Reorganization, Select shall cause such Assets to be transferred in accordance with this Agreement at the earliest practicable date thereafter.

     19. Termination of Select. Promptly following the Effective Time of the Reorganization, Select shall file an application pursuant to Section 8(f) of the 1940 Act for an order declaring that Select has ceased to be an investment company; provided that until such order is granted, Select shall continue to comply with all of its obligations as a registered investment company under the 1940 Act and under any and all other applicable state and federal securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder). Select shall, promptly after the Effective Time of the Reorganization, file any final regulatory reports, including, but not limited to, any Form N-SAR and Rule 24f-2 Notice, with respect to the Select Fund. All reporting and other obligations of Select shall remain the exclusive responsibility of Select up to and including the date on which Select is deregistered and terminated. In addition, promptly following the Effective Time of the Reorganization, Select shall be terminated pursuant to its Declaration of Trust and shall take all other steps necessary and proper to effect its complete termination. Without limiting the generality of the foregoing, (a) the affairs of Select shall be immediately wound up, its contracts discharged and its business liquidated; and (b) the Trustees of Select shall execute and lodge among the records of Select an instrument in writing setting forth the fact of such termination.

     20. Certain Representations, Warranties, Covenants and Agreements of Select. Select, on behalf of itself and the Select Fund, represents, warrants, covenants and agrees as follows:

     (a) Select is a business trust duly created pursuant to its Declaration of Trust under the laws of the State of Ohio on February 28, 1997 and is validly existing and in good standing under the laws of the State of Ohio.

     (b) Select is duly and appropriately registered with the SEC as an open-end, management investment company under the 1940 Act and its registration with the SEC as such an investment company is in full force and effect as of the date hereof.

     (c) Select and the Select Fund each currently has the power to own all of its Assets and, subject to the approval of shareholders referred to in
          Section 10 hereof, to carry out and consummate the transactions contemplated herein. Select and the Select Fund each currently has all necessary federal, state and local authorizations, licenses and approvals necessary or desirable to carry on its business as such business is now being conducted and, upon receipt by Select of an exemptive order under Section 17 of the 1940 Act, to consummate the transactions contemplated by this Agreement.

     (d) This Agreement has been duly and validly authorized, executed and delivered by Select, and represents the legal, valid and binding obligation of Select, enforceable against Select in accordance with the terms hereof, subject as to enforcement to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and provided that the provisions of this Agreement intended to limit liability for particular matters to an investment portfolio and its assets, including but not limited to Sections 32 and 33 of this Agreement, may not be enforceable. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate Select's Declaration of Trust or By-Laws or any other organizational document of Select or any agreement, contract or other arrangement to which Select is a party or by which Select or its properties or Assets may be bound, subject or affected.

     (e) The Select Fund has elected to qualify, and has qualified as of and since its first taxable year, as a regulated investment company under
          Part I of Subchapter M of Subtitle A, Chapter 1, of the Internal Revenue Code of 1986, as amended (the "Code"), and the Select Fund currently qualifies, and shall continue to qualify, as a regulated investment company under such Part for its taxable year that includes the date on which the Effective Time of the Reorganization occurs.

     (f) All federal, state, local and foreign income, profits, franchise, sales, withholding, customs, transfer and other taxes, including, without limitation, interest, additions to tax, and penalties thereon (collectively, "Taxes"), that relate to the Assets of Select or of the Select Fund, and that are either due or properly shown to be due on any return filed by Select or by the Select Fund have been fully and timely paid or provided for; and, to Select's knowledge, there are no levies, liens, or other encumbrances relating to Taxes existing, threatened or pending with respect to the Assets of Select (or with respect to any Assets of the Select Fund).

     (g) All federal and other tax returns and reports of Select and the Select Fund required by law to be filed on or before the Effective Time of the Reorganization, have been or will be filed in a timely manner, and all federal and other taxes owed by Select on behalf of the Select Fund, have been or will be timely paid so far as due, and to the best of Select's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any such return.

     (h) The financial statements of the Select Fund for its fiscal year ended March 31, 2000, examined by McCurdy & Associates CPA's, Inc., a copy of which has been previously furnished to Firstar, present fairly and in conformity with generally accepted accounting principles consistently applied (i) the financial condition of the Select Fund as of the date indicated therein and (ii) the results of operations of the Select Fund for the periods indicated therein.

     (i) At the Valuation Time and the Effective Time of the Reorganization, all Liabilities of the Select Fund which are required to be reflected in the net asset value per share of shares of the Select Fund in accordance with applicable law are reflected in the net asset value per share of the Select Fund.

     (j) To Select's knowledge, there are currently, and at the Valuation Time and the Effective Time of the Reorganization there shall be, no legal, administrative or other proceedings or investigations pending or, to Select's knowledge, threatened against or otherwise involving Select or the Select Fund which could result in liability on the part of Select or the Select Fund.

     (k) Subject to the approval of shareholders referred to in Section 10 hereof, at both the Valuation Time and the Effective Time of the Reorganization, Select, on behalf of the Select Fund, shall have full right, power and authority to sell, assign, transfer and deliver the Assets of the Select Fund. Upon delivery and payment for the Assets of the Select Fund as contemplated in Section 2(b) above, the Firstar Fund shall acquire good and marketable title to the Assets of the Select Fund, in each case, free and clear of all liens and encumbrances, and subject to no restrictions on the ownership or transfer thereof (except as imposed by federal or state securities laws).

     (l) Subject to the approval of shareholders referred to in Section 10 hereof, no consent, approval, authorization or order of any court or governmental authority, or of any other person or entity, is required for the consummation by Select and by the Select Fund of the transactions contemplated by this Agreement, except as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act or state securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder).

     (m) At the time of the shareholders' meeting referred to in Section 10 hereof and at the Effective Time of the Reorganization, the proxy statement of Select shall, with respect to Select and the Select Fund:
          (i) comply in all material respects with the provisions of the 1934 Act and the 1940 Act (including, in the case of each of the foregoing, the rules and regulations thereunder), and (ii) not contain any untrue statement of material fact or omit to state a material fact that is required to be stated therein or that is necessary to make the statements thereon not misleading.

     (n) All of the issued and outstanding shares of the Select Fund have been duly and validly issued, are fully paid and non-assessable, and were offered for sale and sold in conformity with all applicable federal and state securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder). All shares of the Select Fund issued on or after the date hereof shall be duly and validly issued, fully paid and non-assessable and offered for sale and sold in conformity with all applicable federal and state securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder). No shareholder of the Select Fund currently has, or will hereafter have, any statutory or contractual preemptive right of subscription or purchase in respect of any shares of the Select Fund.

     (o)  Select shall not sell or otherwise  dispose of any Firstar Fund Shares
          received  in  the   transactions   contemplated   herein,   except  in
          distribution to the Recordholders as contemplated herein.

     21. Certain Representations, Warranties, Covenants and Agreements of Firstar. Firstar, on behalf of itself and the Firstar Fund, represents, warrants, covenants and agrees as follows:

     (a) Firstar is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

     (b) Firstar is duly and appropriately registered with the SEC as an open-end, management investment company under the 1940 Act and its registration with the SEC as such an investment company is in full force and effect as of the date hereof.

     (c)  Firstar   currently  has,  and  upon   effectiveness  of  the  Firstar
          Post-Effective Amendment (as hereinafter defined) the Firstar Fund will have, the power to own all of its Assets and, subject to the approval of shareholders and the filing of the Articles of Amendment to the Articles of Incorporation of Firstar referred to in Section 11 hereof, to carry out and consummate the transactions contemplated herein. Firstar currently has, and upon effectiveness of the Firstar Post-Effective Amendment the Firstar Fund will have, all necessary federal, state and local authorizations, licenses and approvals necessary or desirable to carry on its business as such business is now being conducted and, upon the filing of the Articles of Amendment to the Articles of Incorporation of Firstar referred to in Section 11 hereof and receipt by Firstar of an exemptive order under Section 17 of the 1940 Act, to consummate the transactions contemplated by this Agreement.

     (d) This Agreement has been duly and validly authorized, executed and delivered by Firstar, and represents the legal, valid and binding obligation of Firstar, enforceable against Firstar in accordance with the terms hereof, subject as to enforcement to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and provided that the provisions of this Agreement intended to limit liability for particular matters to an investment portfolio and its assets, including but not limited to Sections 32 and 33 of this Agreement, may not be enforceable. Subject to the filing of the Articles of Amendment to the Articles of
          Incorporation  of  Firstar  referred  to in  Section  11  hereof,  the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate the Articles of Incorporation or Bylaws of Firstar or any other organizational document of Firstar, or any agreement, contract or other arrangement to which Firstar is a party or by which Firstar or its properties or Assets may be bound, subject or affected.

     (e) The Firstar Fund intends to qualify, and to continue to qualify, as a regulated investment company under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code.

     (f) All Taxes that relate to Assets of Firstar or of the Firstar Fund, and that are either due or properly shown to be due on any return filed by Firstar or by the Firstar Fund, have been fully and timely paid or provided for; and to Firstar's knowledge, there are no levies, liens or other encumbrances relating to Taxes existing, threatened or pending with respect to the Assets of Firstar (or with respect to any Assets of the Firstar Fund).

     (g) All federal and other tax returns and reports of Firstar and the Firstar Fund required by law to be filed on or before the Effective Time of the Reorganization have been or will be filed in a timely manner, and all federal and other taxes owed by Firstar on behalf of the Firstar Fund have been or will be timely paid so far as due, and to the best of Firstar's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any such return.

     (h) The financial statements of Firstar for its fiscal year ended October 31, 1999, examined by PricewaterhouseCoopers LLP, a copy of which has been previously furnished to Select, present fairly and in conformity with generally accepted accounting principles consistently applied (i) the financial condition of Firstar as of the date indicated therein and (ii) the results of operations of Firstar for the periods indicated.

     (i) At the Valuation Time and the Effective Time of the Reorganization, all Liabilities of the Firstar Fund which are required to be reflected in the net asset value per share of the Firstar Fund Shares issued by the Firstar Fund pursuant to this Agreement in accordance with applicable law are reflected in the net asset value per share of the Firstar Fund.

     (j) To Firstar's knowledge, there are currently, and at the Valuation Time and the Effective Time of the Reorganization there shall be, no legal, administrative or other proceedings or investigations pending or, to Firstar's knowledge, threatened against or otherwise involving Firstar or the Firstar Fund which could result in liability on the part of Firstar or the Firstar Fund.

     (k) At the time of the shareholders' meeting referred to in Section 10 hereof and at the Effective Time of the Reorganization, the proxy statement of Select shall, with respect to Firstar and the Firstar
          Fund: (i) comply in all material respects with the provisions of the 1934 Act and the 1940 Act (including, in the case of each of the foregoing, the rules and regulations thereunder), and (ii) not contain any untrue statement of material fact or omit to state a material fact that is required to be stated therein or that is necessary to make the statements thereon not misleading.

     (l)  No  consent,  approval,   authorization  or  order  of  any  court  or
          governmental authority, or of any other person or entity is required for the consummation by Firstar and by the Firstar Fund of the transactions contemplated by this Agreement except (i) the filing of Articles of Amendment to the Articles of Incorporation of Firstar referred to in Section 11 hereof and (ii) as may be required by the 1933 Act, 1934 Act, the 1940 Act or state securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder).

     (m) The Firstar Fund Shares to be issued and delivered to the Select Fund pursuant to the terms hereof shall have been duly authorized as of the Effective Time of the Reorganization and, when so issued and delivered, shall be registered under the 1933 Act, duly and validly issued, and fully paid and non-assessable, and no shareholder of the Firstar Fund shall have any statutory or contractual preemptive right of subscription or purchase in respect thereof.

     (n) For the period beginning at the Effective Time of the Reorganization and ending not less than four years thereafter, Firstar shall provide or cause to be provided, liability coverage for the officers and
          Trustees of Select which covers the actions of such Trustees and officers of Select for the period they served as such and is at least comparable to the liability coverage currently applicable to the Trustees and officers of Select. Firstar agrees that all rights to indemnification existing in favor of the Trustees of Select, acting in their capacities as such, under Select's Declaration of Trust as in effect as of the date of this Agreement shall survive the Reorganization as obligations of Firstar, shall continue in full force and effect without any amendment thereto, and shall constitute rights which may be asserted against Firstar.

     22. Shareholder Action on Behalf of the Select Fund. As soon as practicable after SEC clearance of the proxy materials referred to in Section 11(b) below, but in any event prior to the Effective Time of the Reorganization, the Board of Trustees of Select shall call, and Select shall hold, a meeting of the shareholders of the Select Fund for the purpose of considering and voting upon:

     (a) Approval of this Agreement and the transactions contemplated hereby, including, without limitation, the transfer by the Select Fund to the Firstar Fund of substantially all of the Assets belonging to the Select Fund and the assumption by the Firstar Fund of substantially all of the Liabilities of the Select Fund, in exchange for the Firstar Fund Shares issued by the Firstar Fund to the Select Fund in accordance with, and at the time set forth in, Section 2 hereof;

     (b) The liquidation of the Select Fund through the distribution of the Firstar Fund Shares received by such Select Fund to the Recordholders of the Select Fund as described in this Agreement;

     (c) The deregistration of Select under the 1940 Act and the termination of Select under state law;

     (d) Approval of the Investment Advisory Agreement between Firstar and Firstar Investment Research & Management Company, LLC ( "FIRMCO" ) with respect to the Firstar Fund; and

     (e) Such other matters as may be determined by the Board of Trustees of Select.

     23. Shareholder Action on Behalf of Firstar. Prior to the Effective Time of the Reorganization and as a condition to the consummation of the transactions contemplated hereby, (i) the Board of Directors of Firstar shall call, and Firstar shall hold, a meeting of the shareholders of Firstar for the purpose of considering and voting upon the approval of Articles of Amendment to the Articles of Incorporation of Firstar to enable Firstar to issue more than 30 classes of common stock (the "Articles of Amendment"), and such other matters as may be determined by the Board of Directors of Firstar, and (ii) provided that the approval required of Firstar's shareholders is obtained, the Articles of Amendment shall be filed with the office of the Department of Financial Institutions of the State of Wisconsin.

     24. N-1A Post-Effective Amendment and Proxy Solicitation Materials.

     (a) Firstar shall file (i) a post-effective amendment to its Registration Statement on Form N-1A (File Nos. 33-18255 and 811-5380) with the SEC as promptly as practicable registering the Firstar Fund and its shares under the 1933 Act and 1940 Act, and such supplements and amendments thereto as may be required (the "Firstar Post-Effective Amendment"), and (ii) proxy solicitation materials of Firstar with the SEC pursuant to Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act with respect to the matters referred to in Section 11 above, and such supplements and amendments thereto as may be required.

     (b) Select shall file proxy solicitation materials of the Select Fund with the SEC pursuant to Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act with respect to the matters referred to in Section 10 above, and such supplements and amendments thereto as may be required.

     25.  Firstar  Conditions.  The  obligations  of Firstar (and of the Firstar
Fund) hereunder shall be subject to the following conditions precedent:

     (a) This Agreement and the transactions contemplated by this Agreement shall have been approved by the Board of Trustees of Select (including the determinations required by Rule 17a-8(a) under the 1940 Act) and by the shareholders of the Select Fund, in each case in the manner required by law.

     (b) The Articles of Amendment shall have been approved by the shareholders of Firstar and filed with the office of the Department of Financial Institutions of the State of Wisconsin.

     (c) Select shall have duly executed and delivered to Firstar, on behalf of the Select Fund, such bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as Firstar may deem necessary or desirable to transfer to the Firstar Fund all of the right, title and interest of the Select Fund in and to substantially all of the Assets of the Select Fund. In each case, the Assets of the Select Fund so transferred shall be accompanied by all necessary state stock transfer stamps or cash for the appropriate purchase price therefor.

     (d) All representations and warranties of Select made in this Agreement shall be true and correct in all material respects on the date hereof, at the Valuation Time and at the Effective Time of the Reorganization, in each case, as if made at and as of such time. As of the Valuation Time and at the Effective Time of the Reorganization, there shall have been no material adverse change in the financial position of the Select Fund or of Select since the date of the financial statements referred to in Section 8(h), other than those changes (including, without limitation, changes due to net redemptions) incurred in the ordinary course of business as an investment company since the date of the financial statements referred to in Section 8(h). At the Effective Time of the Reorganization, Firstar shall have received a certificate from the President or Vice President of Select, dated as of such date, certifying on behalf of Select that as of such date each of the conditions set forth in this clause (d) have been met.

     (e) Firstar shall have received an opinion of Brown, Cummins & Brown Co., L.P.A., counsel to Select, addressed to Firstar, in form and substance reasonably satisfactory to Firstar and dated the Effective Time of the Reorganization, to the effect that as of the date of such opinion, and subject to qualifications and conditions reasonably acceptable to
          Firstar: (i) Select is a business trust duly created pursuant to its Declaration of Trust under the laws of the State of Ohio, and is validly existing and in good standing under the laws of the State of Ohio; (ii) the shares of the Select Fund outstanding at the Effective Time of the Reorganization are duly authorized, validly issued, fully paid and non-assessable by the Select Fund, and to such counsel's knowledge, no shareholder of the Select Fund has any statutory preemptive right to subscription or purchase in respect thereof; (iii) this Agreement and the Transfer Documents have been duly and validly authorized, executed and delivered by Select and represent the legal, valid and binding obligations of Select, enforceable against Select in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or conveyance and similar laws relating to or affecting creditors' rights and remedies generally and court decisions with respect thereto, and such counsel shall express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity, as to the enforceability of any provision of the Agreement relating to remedies after default, as to the availability of any specific or equitable relief of any kind, or with respect to the provisions of this Agreement intended to limit liability for particular matters to the Select Fund and its Assets, including but not limited to Sections 32 and 33 of this Agreement;
          (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Declaration of Trust or By-Laws of Select or any material agreement known to such counsel to which Select is a party or by which Select may be bound; and (v) to such counsel's knowledge, no consent, approval, authorization or order of any court, governmental authority or agency is required for the consummation by Select of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act and Ohio securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder).

     (f) The Firstar Post-Effective Amendment shall have become effective under the 1933 Act and the 1940 Act and no stop order suspending such effectiveness shall have been instituted, or, to the knowledge of Firstar, contemplated by the SEC, and the parties shall have received all permits, licenses and other authorizations necessary under applicable state securities laws to consummate the transactions contemplated by this Agreement and all such permits, licenses and other authorizations shall be in full force and effect at such time.

     (g) At the Effective Time of the Reorganization, Select shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by Select prior to or at the Valuation Time and the Effective Time of the Reorganization and Firstar shall have received a certificate from the President or Vice President of Select, dated as of such date, certifying on behalf of Select that the conditions set forth in this clause (g) have been, and continue to be, satisfied.

     (h) Select's agreements with each of its service contractors shall have terminated at the Effective Time of the Reorganization and each party shall have received reasonable assurance that no claim for damages (liquidated or otherwise) will arise as a result of such termination.

     (i) Firstar shall have received the tax opinion provided for in Section 15 hereof.

     (j) Firstar shall have received any necessary exemptive relief from the SEC with respect to Section 17(a) of the 1940 Act.

     26. Select Conditions. The obligations of Select (and of the Select Fund) hereunder shall be subject to the following conditions precedent:

     (a) This Agreement and the transactions contemplated by this Agreement shall have been approved by the Board of Directors of Firstar (including the determinations required by Rule 17a-8(a) under the 1940
          Act) and by the shareholders of the Select Fund, in each case, in the manner required by law.

     (b) The Articles of Amendment shall have been approved by the shareholders of Firstar and filed with the office of the Department of Financial Institutions of the State of Wisconsin.

     (c) All representations and warranties of Firstar made in this Agreement shall be true and correct in all material respects on the date hereof, at the Valuation Time and at the Effective Time of the Reorganization, in each case as if made at and as of such time. As of the Valuation Time and at the Effective Time of the Reorganization, there shall have been no material adverse change in the financial position of Firstar since the date of the financial statements referred to in Section 9(h) other than those changes (including, without limitation, changes due to net redemptions) incurred in the ordinary course of business as an investment company since the date of the financial statements referred to in Section 9(h). At the Effective Time of the Reorganization, Select shall have received a certificate from the President or Vice President of Firstar, dated as of such date, certifying on behalf of Firstar that as of such date each of the conditions set forth in this clause (c) have been met.

     (d) Select shall have received an opinion of Drinker Biddle & Reath LLP, counsel to Firstar, addressed to Select, in form and substance reasonably satisfactory to Select and dated the Effective Time of the Reorganization, to the effect that as of the date of such opinion, and subject to qualifications and conditions reasonably acceptable to
          Select: (i) Firstar is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin; (ii) the shares of the Firstar Fund to be delivered to the Select Fund are duly authorized and upon delivery will be registered under the 1933 Act and the 1940 Act, validly issued, fully paid and non-assessable by the Firstar Fund, and to such counsel's knowledge, no shareholder of the Firstar Fund has any statutory preemptive right to subscription or purchase in respect thereof; (iii) this Agreement has been duly and validly authorized, executed and delivered by Firstar and represents the legal, valid and binding obligation of Firstar, enforceable against Firstar in accordance with the terms hereof, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or conveyance and similar laws relating to or affecting creditors' rights and remedies generally and court decisions with respect thereto, and such counsel shall express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity, as to the enforceability of any provision of the Agreement relating to remedies after default, as to the availability of any specific or equitable relief of any kind, or with respect to the provisions of this Agreement intended to limit liability for particular matters to the Firstar Fund and its Assets, including but not limited to Sections 32 and 33 of this Agreement; (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Articles of Incorporation or Bylaws of Firstar, or any material agreement known to such counsel to which Firstar is a party or by which Firstar may be bound, (v) the consummation of the transactions contemplated by this Agreement will not violate the securities registration provisions of the 1933 Act or the 1940 Act (including, in the case of each of the foregoing, the rules and regulations thereunder), and (vi) to such counsel's knowledge, no consent, approval, authorization or order of any court, governmental authority or agency is required for the consummation by Firstar of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and Wisconsin securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder). The opinion may rely on the opinion of Foley & Lardner to the extent set forth in the opinion.

     (e) The Firstar Post-Effective Amendment shall have become effective under the 1933 Act and the 1940 Act and no stop order suspending such effectiveness shall have been instituted, or, to the knowledge of Firstar, contemplated by the SEC, and the parties shall have received all permits, licenses and other authorizations necessary under applicable state securities laws to consummate the transactions contemplated by this Agreement, and all such permits, licenses and other authorizations shall be in full force and effect at such time.

     (f) At the Effective Time of the Reorganization, Firstar shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by Firstar prior to or at the Valuation Time and the Effective Time of the Reorganization and Select shall have received a certificate from the President or Vice President of Firstar, dated as of such date, certifying on behalf of Firstar that the conditions set forth in this clause (f) have been, and continue to be, satisfied.

     (g) Select shall have received the tax opinion provided for in Section 15 hereof.

     (h) Select shall have received evidence, in form and substance satisfactory to Select, of (1) the liability coverage for the Trustees and officers of Select and (2) Firstar's agreement to indemnify the Trustees of Select, in each case, pursuant to the covenants set forth in Section 9(n) hereof.

     (i) Select shall have received any necessary exemptive relief from the SEC with respect to Section 17(a) of the 1940 Act.

     27. Tax Opinion. Firstar and Select shall receive an opinion of Drinker Biddle & Reath LLP addressed to both Firstar and Select, in a form reasonably satisfactory to them and dated as of the Effective Time of the Reorganization, substantially to the effect that on the basis of facts, representations, and assumptions set forth in such opinion, and subject to qualifications and exceptions reasonably acceptable to the parties:

     (a)  The  Reorganization  will  constitute  a  "reorganization"  within the meaning of Section 368(a) of the Code, and the Select Fund and the Firstar Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code with respect to the Reorganization;

     (b) In accordance with Section 361(a), 361(c)(1) and 357(a) of the Code, no gain or loss will be recognized by the Select Fund upon the transfer of substantially all of its Assets and substantially all of its Liabilities to the Firstar Fund in exchange for the Firstar Fund Shares;

     (c) In accordance with Section 1032(a) of the Code, no gain or loss will be recognized by the Firstar Fund upon the receipt of substantially all of the Assets and assumption of substantially all of the Liabilities of the Select Fund in exchange for the Firstar Fund Shares;

     (d) In accordance with Section 362(b) of the Code, the basis of the Select Fund's Assets received by the Firstar Fund pursuant to the Reorganization will be the same as the basis of those Assets in the hands of the Select Fund immediately prior to the Reorganization;

     (e)  In accordance with Section 1223(2) of the Code, the holding period of the Select Fund's Assets in the hands of the Firstar Fund will include the period for which such assets have been held by the Select Fund;

     (f) In accordance with Section 361(a), 361(c)(1) and 357(a) of the Code, no gain or loss will be recognized by the Select Fund on the distribution to its shareholders of the Firstar Fund Shares to be received by the Select Fund in the Reorganization;

     (g) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by the shareholders of the Select Fund upon their receipt of the Firstar Fund Shares in exchange for such shareholders' shares of the Select Fund;

     (h) In accordance with Section 358(a)(1) of the Code, the basis of the Firstar Fund Shares received by the shareholders of the Select Fund will be the same as the basis of the Select Fund shares surrendered by such shareholders pursuant to the Reorganization;

     (i) In accordance with Section 1223( 1 ) of the Code, the holding period for the Firstar Fund Shares received by each Select Fund shareholder will include the period during which such shareholder held the Select Fund shares surrendered therefor, provided that the Select Fund shares are held as a capital asset in the hands of such Select Fund shareholder on the date of the exchange; and

     (j) The Firstar Fund will succeed to and take into account the tax attributes described in Section 381(c) of the Code of the Select Fund as of the Effective Time of the Reorganization, subject to the conditions and limitations specified in the Code.

          In rendering the opinion described in this paragraph, Drinker Biddle & Reath LLP may require and, to the extent it deems necessary and appropriate, may rely upon representations made in certificates of the Firstar Fund and the Select Fund, their affiliates, and principal shareholders.

     28. Tax Documents. Select shall deliver to Firstar at the Effective Time of the Reorganization, confirmations and/or other evidence satisfactory to Firstar as to the adjusted tax basis of the Assets of the Select Fund delivered to the Firstar Fund in accordance with the terms of this Agreement.

     29. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, delivering and/or causing to be delivered to the other party hereto each of the items required under this Agreement as a condition to such other party's obligations hereunder. In addition, Select shall deliver or cause to be delivered to Firstar, each account, book, record and other document of Select required to be maintained by Select pursuant to Section 31(a) of the 1940 Act and Rules 31a-1 to 31a-3 thereunder (regardless of whose possession they are in).

     30. Termination of Representations and Warranties. The representations and warranties of the parties set forth in this Agreement shall terminate upon the consummation of the transactions contemplated herein; provided, however, that nothing contained in this Section 18 shall be construed (a) to terminate the obligations of the Firstar Fund to discharge the Liabilities of the Select Fund assumed pursuant to Section 2(b) hereof, or (b) to terminate the obligations of Firstar to provide liability coverage for the Trustees and officers of Select and to indemnify the Trustees of Select, in each case, pursuant to the covenants set forth in Section 9(n) hereof.

     31. Termination of Agreement. This Agreement may be terminated by a party at any time at or prior to the Effective Time of the Reorganization by a vote of a majority of such party's Board of Directors or Trustees, as applicable, as provided below:

     (a) By Firstar if the conditions set forth in Section 13 are not satisfied as specified in said Section;

     (b) By Select if the conditions set forth in Section 14 are not satisfied as specified in said Section; or

     (c)  By mutual consent of both parties.

If a party terminates this Agreement because one or more of its conditions have not been fulfilled, or if this Agreement is terminated by mutual consent, this Agreement will become null and void insofar as it is so terminated without any liability of any party to the other parties except as otherwise provided herein.

     32. Amendment and Waiver. At any time prior to or (to the fullest extent permitted by applicable law) after approval of this Agreement by the shareholders of Select pursuant to Section 10 hereof, (a) the parties hereto may, by written agreement authorized by their respective Boards of Directors or Trustees, as the case may be, and with or without the approval of their shareholders, amend, modify or terminate any of the provisions of this Agreement, and (b) any party may waive any breach by any other party or any failure by any other party to satisfy any of the conditions to the obligations of the waiving party (such waiver to be in writing and authorized by an authorized officer of the waiving party) with or without the approval of such party's shareholders.

     33. Governing Law.. This Agreement and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the internal laws of the State of Wisconsin, without giving effect to the conflicts of law principles of such state.

     34. Successors and Assigns. This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement and the rights, obligations and liabilities hereunder may not be assigned by any party without the prior written consent of the other party.

     35. Beneficiaries. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto (including, without limitation, any shareholder of Firstar or Select), other than (a) the Trustees and officers of Select with respect to the covenants set forth in Section 9(n) hereof, and (b) the successors and permitted assigns of the parties.

     36. Notices. All notices required or permitted herein shall be in writing and shall be deemed to be properly given when delivered personally or by telecopier to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or delivered to a nationally recognized overnight courier service, in each case, properly addressed to the party entitled to receive such notice at the address or telecopier number stated below or to such other address or telecopier number as may hereafter be furnished in writing by notice similarly given by one party to the other party hereto:

                 If to Firstar:

                           Firstar Funds, Inc.
                           615 East Michigan Street
                           PO. Box 3011
                           Milwaukee, Wisconsin 53201-3011

                 With copies to:

                           W. Bruce McConnel, Esq.
                           Drinker Biddle & Reath LLP
                           One Logan Square
                           18th & Cherry Streets
                           Philadelphia, Pennsylvania 19103-6996
                           Telecopier Number:  (215) 988-2757

                  If to Select:

                           Firstar Select Funds
                           431 North Pennsylvania Street
                           Indianapolis, Indiana 46204

                  With copies to:

                           Donald S. Mendelsohn, Esq.
                           Brown, Cummins & Brown Co., L.P. A.
                           3500 Carew Tower
                           41 Vine Street
                           Cincinnati, Ohio 45202

     37. Expenses. With regard to the expenses incurred by Select and Firstar in connection with this Agreement and the transactions contemplated hereby, FIRMCO shall bear such expenses or cause one of its affiliates to bear such expenses.

     38. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to matters provided for herein.

     39. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     40. No Brokers or Finders. Select, on behalf of both itself and the Select Fund, and Firstar, on behalf of both itself and the Firstar Fund, each hereby represents and warrants to the other party hereto that that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

     41. Validity. Whenever possible, each provision and term of this Agreement shall be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited by law or invalid, then such provision or term shall be ineffective only in the jurisdiction or jurisdictions so holding and only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

     42. Effect of Facsimile Signature. A facsimile signature of an authorized officer of a party hereto on this Agreement and/or any Transfer Document shall have the same effect as if executed in the original by such officer.

     43. Headings. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     44. Firstar Liability. Both parties specifically acknowledge and agree that any liability of Firstar under this Agreement with respect to the Firstar Fund, or in connection with the transactions contemplated herein with respect to the Firstar Fund, shall be discharged only out of the assets of the Firstar Fund and that no other portfolio of Firstar shall be liable with respect thereto.

     45. Select Liability. The names "Firstar Select Funds" and "Trustees of Firstar Select Funds" refer respectively to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated February 28, 1997, as amended and restated on May 20, 1997, which is hereby referred to and a copy of which is on file at the office of the Secretary of State of the State of Ohio and at the principal office of Select. The obligations of Select entered into in the name or on behalf thereof by any of the trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or representatives of Select personally, but bind only the trust property, and all persons dealing with any series of shares of Select must look solely to the trust property belonging to such series for the enforcement of any claims against Select.

     Both parties specifically acknowledge and agree that any liability of Select under this Agreement with respect to the Select Fund, or in connection with the transactions contemplated herein with respect to the Select Fund, shall be discharged only out of the assets of the Select Fund.

                             [Signatures Omitted]